 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2021

TriplePoint Private Venture Credit Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56116	84-3383695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2755 Sand Hill Road, Suite 150 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 854-2090

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01 Entry into a Material Definitive Agreement.

On July 9, 2021, TriplePoint Private Venture Credit Inc.’s (the “Company”) wholly-owned subsidiary, TPVC Funding Company LLC (the “Borrower”), amended its Receivables Financing Agreement, dated as of July 15, 2020 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Receivables Financing Agreement” and the secured revolving credit facility thereunder, the “Credit Facility”), by executing the Second Amendment to the Receivables Financing Agreement, dated as of July 9, 2021 (the “Amendment”), by and among the Borrower, the Company, individually and as collateral manager, Deutsche Bank Trust Company Americas, as paying agent and as collection account bank, U.S. Bank National Association, as custodian, Deutsche Bank AG, New York Branch (“DBNY”), as the facility agent, and DBNY, MUFG Union Bank, N.A., TIAA, FSB and KeyBank Bank National Association, as committed lenders.

The Amendment, among other things, (i) decreases the aggregate commitments under the Credit Facility to $200.0 million from $250.0 million; (ii) extends the scheduled termination of the revolving period under the Credit Facility from July 15, 2021 to July 15, 2023 and extends the scheduled maturity date of the Credit Facility from July 15, 2023 to the earlier of (a) January 15, 2025 or (b) the effective date on which the Credit Facility is otherwise terminated pursuant to its terms; (iii) increases the general advance rate on the applicable net loan balance of assets held by the Borrower to 55% from 50%; and (iv) decreases the applicable margin under which advances under the Credit Facility accrue interest to, (a) during the revolving period, 3.00% plus the lender’s cost of funds rate, which is a floating rate based on certain indices, and (b) during the amortization period, 4.00% plus the lender’s cost of funds rate.

 The Credit Facility includes customary representations and warranties and requires the Company to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. Borrowings under the Credit Facility are subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended, provided that the Company’s asset coverage ratio under the Credit Facility shall not be less than 150%.

A copy of the Amendment is attached hereto as Exhibit 10.1. The foregoing description is qualified in its entirety by reference to the full text of the Amendment, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amendment to Receivables Financing Agreement, dated as of July 9, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriplePoint Private Venture Credit Inc.

By:	/s/ James P. Labe
Name:	James P. Labe
Title:	Chief Executive Officer

Date: July 13, 2021

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